Exhibit 21.1

SUBSIDIARIES OF INTRAWEST RESORTS HOLDINGS, INC.
DOMICILED IN THE UNITED STATES

Entity Name	Domestic Jurisdiction	Country
22 Station Development Corporation	California	United States
Alpine Helicopter Management, Inc.	Idaho	United States
Big Island Country Club Estates Limited Partnership	Hawaii	United States
Cheat Mountain Water Company, Inc.	West Virginia	United States
Club Intrawest Mexico, LLC	Delaware	United States
Copper Mountain, Inc.	Delaware	United States
Copper/Union Creek Development Company, LLC	Delaware	United States
Eagle Helicopters, Inc.	Idaho	United States
Eight Rivers Development Company, LLC	Delaware	United States
Extraordinary Escapes Corporation	Delaware	United States
First Ascent Development Corporation	California	United States
Founders Lodge Two Development Company, LLC	Vermont	United States
Gateway/Le Jardin Development Company, L.L.C.	Delaware	United States
Grand Sandestin Development Company, L.L.C.	Delaware	United States
Heli-Jet Corporation	Oregon	United States
ICRE, Inc.	Delaware	United States
Intrawest California Holdings, Inc.	California	United States
Intrawest Colorado Events Marketing Inc.	Colorado	United States
Intrawest Golf Holdings, Inc.	Delaware	United States
Intrawest Hawaii Partners	California	United States
Intrawest Hawaii, Inc.	Delaware	United States
Intrawest Honua Kai Hospitality Management, LLC	Delaware	United States
Intrawest Hospitality Management, Inc.	Delaware	United States
Intrawest Marketing, Inc.	Delaware	United States
Intrawest Mexico Holdings, LLC	Delaware	United States
Intrawest Mountain Adventures, Inc.	Virginia	United States
Intrawest Napa Development Company, LLC	Delaware	United States
Intrawest Napa Riverbend Hospitality Management, LLC	Delaware	United States
Intrawest Operations Group Holdings, LLC	Delaware	United States
Intrawest Operations Group, LLC	Delaware	United States
Intrawest Resort Ownership U.S. Corporation	Delaware	United States
Intrawest Restaurants California, LLC	Delaware	United States
Intrawest Restaurants Hawaii Holdings, Inc.	Delaware	United States
Intrawest Restaurants Hawaii, Inc.	Delaware	United States
Intrawest Retail Group, Inc.	Colorado	United States
Intrawest Sandestin Company, L.L.C.	Delaware	United States
Intrawest Shared Services, Inc.	Delaware	United States
Intrawest Snowshoe Development, Inc.	West Virginia	United States
Intrawest Stratton Development Corporation	Vermont	United States
Intrawest Trading Company Inc.	Delaware	United States
Intrawest U.S. Commercial Property Management, Inc.	Delaware	United States
Intrawest U.S. Holdings Inc.	Delaware	United States
Intrawest Ventures, Inc.	Delaware	United States

SUBSIDIARIES OF INTRAWEST RESORTS HOLDINGS, INC.
DOMICILED IN THE UNITED STATES

Entity Name	Domestic Jurisdiction	Country
Intrawest Waikoloa, Inc.	Delaware	United States
Intrawest/Brush Creek Development Company LLC	Delaware	United States
Intrawest/Eagle’s Nest, Inc.	Colorado	United States
Intrawest/Lake Las Vegas Development Corporation	Delaware	United States
Intrawest/Lodestar Development Company	California	United States
Intrawest/Lodestar Golf Limited Partnership	California	United States
Intrawest/Lodestar Limited Partnership	California	United States
Intrawest/Winter Park Development Corporation	Delaware	United States
Intrawest/Winter Park Holdings Corporation	Delaware	United States
Intrawest/Winter Park Operations Corporation	Delaware	United States
Intrawest/Winter Park Restaurant Corporation	Delaware	United States
IRG Restaurant Company	Delaware	United States
IROC US Receivables Finance Corporation 2004-A	Delaware	United States
IW Mammoth Holdings, LLC	Delaware	United States
IW/WP Building Six-Vintage Development Company, LLC	Delaware	United States
IW/WP Four-Five Development Company, LLC	Delaware	United States
IW/WP Village Core Development Company, LLC	Delaware	United States
Juniper Properties, Inc.	California	United States
LPIHGC, LLC	Delaware	United States
MBGC Limited Partnership	Delaware	United States
MMSA Investors, L.L.C.	Delaware	United States
Mountain Community Management, LLC	Delaware	United States
Northwest Maui Corporation	Delaware	United States
Playground Advisory Services, LLC	Delaware	United States
Playground Destination Properties Inc.	Washington	United States
Playground Services Inc.	Delaware	United States
Project Sierra Housing Two Development Company, LLC	Delaware	United States
Resort Reservations Network, Inc.	Delaware	United States
Resort Ventures, L.P.	California	United States
Sandestin Resort & Club, Inc.	Florida	United States
Sierra Star Four-Five Development Company, LLC	Delaware	United States
Snowshoe Mountain Homes, LLC	Delaware	United States
Snowshoe Mountain, Inc.	West Virginia	United States
Sock 1, LLC	Delaware	United States
Sock 2, LLC	Delaware	United States
Sock 3, LLC	Delaware	United States
Sock 4, Inc.	Delaware	United States
Sock 5, Inc.	Delaware	United States
Sock 6, Inc.	Delaware	United States
South Minaret Development Company, LLC	Delaware	United States
SP MonteLago Development Company, LLC	Delaware	United States
Steamboat Acquisition LLC	Delaware	United States
Steamboat Ski & Resort Corporation	Delaware	United States
Stratton Three Development Company, LLC	Vermont	United States
The Stratton Corporation	Vermont	United States
Upper Bench Development Corporation	California	United States
Walton Pond Apartments, Inc.	Delaware	United States
Winter Park Development Company, LLC	Delaware	United States

SUBSIDIARIES OF INTRAWEST RESORTS HOLDINGS, INC.
DOMICILED IN CANADA

Entity Name	Domestic Jurisdiction	Corporation No.
0827965 B.C. Ltd.	British Columbia	BC0914341
1584041 Alberta ULC	Alberta	2015840412
2910942 Canada Inc.	Federally Chartered	291094-2
379192 British Columbia Ltd.	British Columbia	BC0379192
4023480 Canada Inc.	Federally Chartered	402348-0
6068057 Canada Inc.	Federally Chartered	606805-7
682523 Alberta Ltd.	Alberta	206825234
8885630 Canada Inc.	Federally Chartered	888563-0
Alpine Aerotech GP Ltd.	British Columbia	BC0972499
Alpine Aerotech Limited Partnership	British Columbia	LP610538
Alpine Helicopters Inc.	Federally Chartered	833578-8
Blue Mountain Resorts GP Inc.	Ontario	2424690
Blue Mountain Resorts Limited Partnership	Ontario	240647420
Bugaboo Helicopter Skiing 1992 Inc.	Alberta	205503857
Canadian Mountain Holidays GP Inc.	British Columbia	BC0965475
Canadian Mountain Holidays Limited Partnership	British Columbia	LP604337
Canmore Heli Service Ltd.	Alberta	205243181
CDAE Acquisitions Corporation/Corporation D'Acquisitions CDAE	Federally Chartered	436272-1
CDAE Acquisitions, Limited Partnership	Quebec	3364023989
Intrawest ULC	Alberta	2017575602
IW Resorts Limited Partnership	British Columbia	136667-92
Johannsen-Deslauriers Limited Partnership	Quebec	3341281700
Mont Tremblant Resort Inc./Station Mont Tremblant Inc.	Federally Chartered	272458-8
Mont Tremblant Resorts and Company, Limited Partnership	Quebec	3341213661
Playground Limited Partnership	British Columbia	436088-06
Playground Real Estate GP Ltd.	British Columbia	BC0661267
Playground Real Estate Inc.	British Columbia	BC0637082
Playground Real Estate Ltd.	Ontario	1372903
St-Bernard and Company, Limited Partnership	Quebec	3341702440
Tower Ranch Development Ltd.	British Columbia	BC0421758
Tower Ranch Development Partnership	British Columbia	134491-92
Tower Ranch Holding Corporation	British Columbia	BC0449686
Westbrook Development Corporation	Ontario	1257089

SUBSIDIARIES OF INTRAWEST RESORTS HOLDINGS, INC.
DOMICILED IN MEXICO

Entity Name	Domestic Jurisdiction	Country
Club Intrawest Management, S. de R.L. de C.V.	Mexico	Mexico
Club Intrawest Mexico Food and Beverage, S. de R.L. de C.V.	Mexico	Mexico
Club Intrawest Mexico, S. de R.L. de C.V.	Mexico	Mexico
Playground Mexico, S. de R.L. de C. V.	Mexico	Mexico
Promotions Club Mexico, S. de R.L. de C.V.	Mexico	Mexico